SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 18, 2012, Michael S. Price, age 34, joined IBERIABANK Corporation (the “Company”) as Senior Vice President, Chief Accounting Officer and Controller. Mr. Price will also serve as Senior Vice President and Chief Accounting Officer of the Company’s subsidiary financial institution, IBERIABANK .

From 2006 until joining the Company, Mr. Price was Senior Vice President – Director of Accounting Policy and Close-out of Regions Financial Corporation. Among other things at that company, Mr. Price participated in the development of corporate strategy, execution of accounting policy and preparation of filings with the Securities and Exchange Commission. There are no family relationships among Mr. Price and any director or officer of the Company.

Mr. Price’s employment will be at-will. He received: (i) A Phantom Stock Award with a target value of $75,000 (or 1,529 shares). The award was under the Company’s 2009 Phantom Stock Plan and will vest over five years commencing on the second anniversary of the date of grant. (ii) A restricted stock award with a target value of $75,000 (or 1,529 shares) under the Company’s 2010 Stock Incentive Plan, which will vest over a five-year period commencing on the first anniversary of the date of grant. (iii) A Change in Control Severance Agreement, attached as Exhibit 10.1 hereto and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: June 20, 2012	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.1	Change in Control Severance Agreement.